UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015 (March 14, 2015)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

As previously announced, on March 14, 2015, positive results from the ODYSSEY CHOICE I and CHOICE II trials, which evaluated monthly dosing of PRALUENT™ (alirocumab) 300 mg and PRALUENT 150 mg, were presented at the American College of Cardiology’s 64th Annual Scientific Sessions & Expo (“ACC 15”) in San Diego, California. A copy of the poster presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On March 16, 2015, a pooled analysis of adverse events from four Phase 2 and five Phase 3 double-blind, placebo-controlled trials exploring multiple PRALUENT doses and regimens will be presented at ACC 15.  A copy of the presentation slides is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Poster presentation entitled “Efficacy and safety of alirocumab 150 mg and 300 mg every 4 weeks in patients with poorly controlled hypercholesterolemia: the ODYSSEY CHOICE I and CHOICE II studies.”

99.2	Presentation slides entitled “Pooled Safety and Adverse Events in Nine Randomized, Placebo-controlled, Phase 2 and 3 Clinical Trials of Alirocumab.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary
Date: March 16, 2015

EXHIBIT INDEX

Number	Description

99.1	Poster presentation entitled “Efficacy and safety of alirocumab 150 mg and 300 mg every 4 weeks in patients with poorly controlled hypercholesterolemia: the ODYSSEY CHOICE I and CHOICE II studies.”
99.2	Presentation slides entitled “Pooled Safety and Adverse Events in Nine Randomized, Placebo-controlled, Phase 2 and 3 Clinical Trials of Alirocumab.”